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[FILING STAMP]

                                AMENDMENT TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                              FANS HOLDINGS, INC.

         WHEREAS, there was issued by the Secretary of State a Charter as of August 9, 1990, constituting and creating FANS HOLDINGS, INC. (formerly NATIONAL LOGISTICS, INC.) a corporation now organized under the laws of the State of Nevada, with its principal place of business in Scottsdale, Arizona, and a capital stock of Twenty-Five Thousand Dollars ($25,000.00), divided in Twenty-Five Million (25,000,000) shares of a par value of one mill (1/10 cent) each, empowering it engage in the business of venture capital and investing in high risk enterprises,

         THEREFORE, the undersigned, being the President and also the Secretary of FANS HOLDINGS, INC., hereby certifies that, by resolutions duly adopted by the Board of Directors and by written action of a majority of the Shareholders of the Company, effective as of August 25, 1995, the Company adopted the following amendment to its Articles of Incorporation:

         That Article I be amended and changed to read as follows:

         Name:   The name of the Corporation is AMERICAN SPORTS HISTORY
         INCORPORATED.

         WHEREFORE, they pray that the Articles of Incorporation of FANS HOLDINGS, INC. be so amended.

DATED this 5th day of September, 1995

/s/ VINCENT NERLINO
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Vincent Nerlino
President and Secretary
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STATE OF NEW JERSEY     )
                        )    :ss
County of Morris        )


         On this 5th day of September, 1995, before me, a notary public, personally appeared Vincent Nerlino, known to me to be the person whose name is subscribed to the within document, and acknowledge that he executed the same.


/s/ KATHLEEN M. REX
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                  KATHLEEN M. REX
            Notary Public of New Jersey
         My Commission Expires May 6, 1997
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                                     [SEAL]

                                STATE OF NEVADA
                               Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

                                   SEP 20 '95

/s/ DEAN HELLER
DEAN HELLER
Secretary of State


By: /s/PATRICIA ISAMAN
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